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                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for Zenith Variable Whole Life, issued through the New England Variable Life Separate Account (File No. 333-21767). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       SUTHERLAND ASBILL & BRENNAN LLP



                                       By:      /s/   Stephen E. Roth
                                            ---------------------------------
                                                Stephen E. Roth

Washington, D.C.
April 28, 2003